Exhibit 10.5
STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is dated October 16, 2007 to be effective as of October 1, 2007, and is between Home Solutions of America, Inc., a Delaware corporation (“Seller”), and Laurus Master Fund, Ltd., a Cayman Islands company (“Purchaser”).
WHEREAS, Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, 1,000,000 shares (the “SPA Shares”) of Seller’s common stock, $0.001 par value per share (“Common Stock”), subject to adjustment as provided in this Agreement; and
WHEREAS, Seller has agreed to grant Purchaser certain registration rights with respect to the resale of the SPA Shares, and Purchaser has agreed to certain transfer restrictions on the SPA Shares, each on the terms set forth in this Agreement.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I
PURCHASE AND SALE
1.1
Sale of SPA Shares. Upon the terms and conditions set forth in this Agreement, Seller hereby agrees to sell the SPA Shares to Purchaser, and Purchaser hereby agrees to purchase the SPA Shares from Seller.

1.2
Purchase Price. The per share purchase price for the SPA Shares (the “Purchase Price”) shall be equal to $3.39. The Purchase Price shall be paid by wire transfer to Seller’s account pursuant to transfer instructions provided by Seller. Notwithstanding the Purchase Price, the parties hereby agree to a value for the SPA Shares of $5,500,000 (the “Agreed Value”).

1.3
Post-Closing Adjustment. In the event that the product of (i) 1,000,000 and (ii) the average of the daily per share closing prices (as such prices may be adjusted for stock splits or similar events) (the “Average Price”) for the Common Stock as quoted on the NASDAQ Global Market for the ten (10) consecutive full trading days ending at the close of trading on the fifth trading day preceding to the first anniversary of the Closing Date (such product being referred to herein as the “Adjustment Value”) is less than the Agreed Value, Home Solutions shall, subject to Section 1.4 below, issue to Purchaser, within five (5) business days after the first anniversary of the Closing Date, a number of shares of Common Stock equal to the quotient of (i) the difference between the Agreed Value and the Adjustment Value, divided by (ii) the Average Price. If the Adjustment Value is greater than the Agreed Value, there shall be no adjustment. Any fractional shares of Common Stock to be issued to Purchaser hereunder shall be rounded up to the next whole share of Common Stock.

1.4	Maximum Adjustment. In no event shall the number of shares of Common Stock issued to Purchaser pursuant to the provisions of Section 1.3 above exceed 833,333 shares.

ARTICLE II
CLOSING
2.1
Date, Time and Place of Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Sellers’s counsel, Hallett & Perrin, P.C., located at 2001 Bryan Street, Dallas, Texas 75201, at 10:00 a.m., local time, on October 1, 2007, or as promptly as practicable thereafter as soon as the conditions set forth in Article VI are satisfied, or at such other date, time or place fixed by mutual written consent of Purchaser and Seller, but in no event later than October 16, 2007. All proceedings to take place at the Closing shall take place simultaneously, and no delivery shall be considered to have been made until all such proceedings have been completed (the date of such Closing is referred to herein as the “Closing Date”).

2.2	Deliverables. At the Closing, Seller shall deliver to Purchaser the stock certificate(s) representing the SPA Shares, and Purchaser shall deliver to Seller, by wire transfer, the Purchase Price.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Purchaser as follows:
3.1
Organization and Good Standing; Power and Authority. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would materially adversely affect Seller.

3.2
Authorization. Seller has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by Purchaser in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Seller. This Agreement has been, and the other agreements and instruments to be executed and delivered by Seller in connection with this Agreement will be, on or prior to the Closing Date, duly executed and delivered by Seller, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Seller, enforceable against Seller in accordance with their respective terms. The SPA Shares, when issued and fully paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable. The issuance and sale of the SPA Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person which have not been waived

3.3
Absence of Conflicts. The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby will not result in the violation of any material law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority to or by which Seller is bound, or of any provision of the Certificate of Incorporation or By-Laws of Seller, and will not conflict with, or result in a material breach or violation of, any of the terms or provisions of, or constitute (with due notice or lapse of time or both) a default under, any lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which Seller is a party or by which it is bound or to which any of its properties or assets is subject, nor result in the creation or imposition of any lien upon any of the properties or assets of the Company.

3.4
Governmental Consents. No consent, approval, authorization or other order of any governmental authority is required to be obtained by the Company in connection with the authorization, execution and delivery of this Agreement or with the authorization, issue and sale of the Common Stock, except such filings as may be required to be made with the Securities and Exchange Commission, the NASDAQ Global Market and with any state or foreign blue sky or securities regulatory authority.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER
Purchaser represents and warrants to Seller as follows:
4.1	Organization and Good Standing. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands.

4.2
Authorization. Purchaser has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. The execution, delivery and performance of this Agreement and all other agreements and instruments executed and delivered by Purchaser in connection with this Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been, and the other agreements and instruments to be executed and delivered by Purchaser in connection with this Agreement will be, on or prior to the Closing Date, duly executed and delivered by Purchaser, and constitute, or upon execution and delivery will constitute, the valid, legal and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms.

4.3	Investment Representations. Purchaser further represents and warrants as follows:
(a) Purchaser is purchasing the SPA Shares for its own account and not with a view to resale or redistribution in a manner which would require registration under the Securities Act of 1933 (the “Securities Act”) or any state securities laws, or for sale in connection with a “distribution,” as that term is used in Section 2(11) of the Securities Act, of the SPA Shares.
(b) Purchaser understands that the SPA Shares are not registered under the Securities Act or the securities laws of any state, may not be disposed of in whole or in part in the absence of registration under the Securities Act or any state securities laws, unless an exemption from registration is available, and that the certificates will bear a legend to such effect.

(c) Purchaser is an “accredited investor” as such term is defined in the Securities Act and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the SPA Shares.
ARTICLE V
OTHER AGREEMENTS
5.1
Lock-Up Agreement. Purchaser hereby agrees to enter into an agreement setting forth restrictions on the transfer of the SPA Shares (the “Lock-Up Agreement”) in the form attached as Schedule A to this Agreement.

5.2
Registration Rights. Seller hereby grants to Purchaser, with respect to the SPA Shares (as such amount may be adjusted), registration rights as set forth in the form of agreement (the “Registration Rights Agreement”) attached as Schedule B to this Agreement.

5.3	Voting Agreement. Purchaser and Seller hereby agree to enter into a voting agreement (the “Voting Agreement”) with respect to the Shares in the form attached as Schedule C to this Agreement.
ARTICLE VI
CONDITIONS TO CLOSING
6.1	Conditions to Obligations of Seller. The obligations of Seller to consummate the Closing are subject to the satisfaction of the following conditions:
(a) The representations and warranties of Purchaser set forth in this Agreement shall be true, correct and complete in all material respects as of the Closing Date (as though such representations and warranties were made anew at and as of such date) except with respect to the effect of transactions specifically permitted by the provisions of this Agreement, and Purchaser shall have duly performed in all material respects all agreements and covenants in this Agreement required to be performed by Purchaser on or before the Closing Date.
(b) All material consents and approvals of third parties and any governmental authorities that are required to consummate the transactions contemplated by this Agreement shall have been obtained.
(c) Seller shall have received a signed counterpart of the Voting Agreement from Purchaser.
(d) Seller shall have received a signed copy of the Lock-Up Agreement from Purchaser.
6.2	Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate the Closing are subject to the satisfaction of the following conditions:
(a) The representations and warranties of Seller set forth in this Agreement shall be true, correct and complete as of the Closing Date in all material respects (as though such representations and warranties were made anew at and as of such date) except with respect to the effect of transactions specifically permitted by the provisions of this Agreement, and Seller shall have duly performed in all material respects all agreements and covenants in this Agreement required to be performed by Seller on or before the Closing Date.

(b) Seller shall have furnished to Purchaser a certificate, executed by an authorized officer on behalf of Seller, confirming the matters set forth in Section 6.2(a) above.
(c) Seller shall have furnished to Purchaser confirmation that Seller is in good standing under the laws of the State of Delaware.
(d) All material consents and approvals of third parties and any governmental authorities that are required to consummate the transactions contemplated by this Agreement shall have been obtained.
(e) Purchaser shall have received a signed counterpart of the Voting Agreement from Seller.
(f) Purchaser shall have received a signed counterpart of the Registration Rights Agreement from Seller.
(g) There shall not have been any material adverse change in the business or prospects of Seller.
ARTICLE VII
MISCELLANEOUS PROVISIONS
7.1
Assignment. This Agreement may not be assigned by either party to this Agreement without the written consent of the non-assigning party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs and assigns.

7.2	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

7.3
Entire Agreement. This Agreement and the documents referred to herein contain the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes any prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

7.4
Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service providing evidence of delivery or (c) telecopy transmission. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by hand, courier service or telecopy, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed as follows:

(a) if to Seller:
Home Solutions of America, Inc.
Attn: Frank Fradella, CEO
1500 Dragon Street, Suite B
Dallas, Texas 75207
Facsimile: (214) 333-9435
(b) if to Purchaser:
Laurus Master Fund, Ltd.
Attn: Portfolio Services
c/o Laurus Capital Management, LLC
335 Madison Ave. 10th Fl.
New York, NY 10017
Facsimile: (212) 581-5035
Either party may change his address for notice by written notice to the other party hereto.
7.5	Expenses. The parties shall pay their own respective expenses and the fees and expenses of their respective counsel and accountants and other experts.

7.6
Survival of Representations and Warranties. Each party hereto covenants and agrees that each of the representations, warranties, covenants and agreements contained in this Agreement and in any ancillary document shall survive the Closing of this transaction.

7.7
Waivers. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action, or compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The waiver by any party hereto at or before the closing of this transaction of any condition to its obligations hereunder that is not fulfilled shall preclude such party from seeking redress from the other party hereto for breach of any representation, warranty, covenant or agreement contained in this Agreement.

7.8
Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the state of Delaware, without giving effect to its conflict of laws principles.

7.9
Prevailing Party. In the event of any dispute among the parties hereto with respect to any of the terms or provisions of this Agreement, the non-prevailing party shall pay or reimburse the prevailing party for all fees and expenses incurred with respect thereto, including without limitation any legal and attorneys’ fees and expenses incurred by the prevailing party in connection therewith.

7.10
Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought.

[Remainder of Page Intentionally Left Blank; Signatures Appear on Following Page]

IN WITNESS WHEREOF, the parties are executing this Agreement on the date set forth in the introductory clause.

SELLER: HOME SOLUTIONS OF AMERICA, INC.
By:	/s/ Jeff Mattich
	Name:	Jeff Mattich
	Title:	Chief Financial Officer

PURCHASER:

LAURUS MASTER FUND, LTD.

By:	Laurus Capital Management, LLC,
its investment manager

By:	/s/ Scott Bluestein
	Name:	Scott Bluestein
	Title:	Authorized Signatory

SIGNATURE PAGE TO
STOCK PURCHASE AGREEMENT